Exhibit 99.1

P&F SUBSIDIARY ACQUIRES COFFMAN STAIRS

MELVILLE, N.Y., June 10, 2009 - P&F Industries, Inc. (Nasdaq: PFIN) today announced that WM Coffman LLC, a newly-formed subsidiary of P&F’s Countrywide Hardware unit, has acquired substantially all of the assets comprising the business of Coffman Stairs, LLC, a Delaware limited liability company, engaged in the manufacturing and supply of wood and iron stair parts in the U.S.  This business has been combined with the stair operations of the Woodmark International, Pacific Stair Products and Stair House business units of P&F.  The purchase price for the transaction is $4.5 million in cash, a note of $4.0 million and the assumption of certain payables, liabilities and obligations.  In addition, there is an obligation to make certain contingent payments based upon the operation and certain other circumstances.  The acquisition is expected to be accretive to earnings before the end of 2009.  The transaction was financed through a new and separate credit facility with PNC Bank that is dedicated to our stair operations.  Our existing credit facility continues in place with respect to the remainder of P&F.

The newly-acquired business, headquartered in Marion, VA, includes a 500,000 sq. foot manufacturing facility.  In addition, WM Coffman intends to continue warehouse operations in Marion, VA, Plano, TX and Austell, GA.  Coffman Stairs had revenue of $27.5 million in 2008 and had approximately 115 employees at the time of the acquisition.

Richard Horowitz, Chairman, President and Chief Executive Officer of P&F, explained, “We are excited to bring together P&F’s stair businesses and Coffman to form the largest manufacturer and supplier of wood and iron stair parts in the U.S.  Management believes that the complementary combination of product lines, distribution networks, employees, sales representatives, and domestic and international suppliers is unique in the industry and makes WM Coffman well-positioned to respond to the service requirements of one- and two-step distributors as well as stair specialists.”

OTHER INFORMATION

P&F Industries, Inc., through its two wholly owned operating subsidiaries, Continental Tool Group, Inc. and Countrywide Hardware, Inc., manufactures and/or imports air-powered tools sold principally to the industrial, retail and automotive markets, and various residential hardware such as staircase components, kitchen and bath hardware, fencing hardware and door and window hardware. P&F’s products are sold under their own trademarks, as well as under the private labels of major manufacturers and retailers.

This is a Safe-Harbor Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those related to the Company’s future performance, and those contained in the comments of management, are based upon the Company’s historical performance and on current plans, estimates and expectations, which are subject to various risks and uncertainties, including, but not limited to, the strength of the retail, industrial, housing and other markets in which the Company operates, the impact of competition, product demand, supply chain pricing, and the Company’s debt and debt service requirements, and those other risks and uncertainties described in the reports and statements filed by the Company with the Securities and Exchange Commission, including, among others, those described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. These risks could cause the Company’s actual results for the 2009 fiscal year and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

P&F Industries, Inc.

Joseph A. Molino, Jr.

Chief Financial Officer

631-694-9800

www.pfina.com